Exhibit 99.5

September 8, 2020

Boqii Holding Limited (the “Company”)

Floor 6, Building 1, No. 399, Shengxia Road

Pudong New District, Shanghai 201203

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on September 8, 2020 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Dong Li
Name: Dong Li